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                                                                   Exhibit 10.52

                               PURCHASE AGREEMENT

               THIS PURCHASE AGREEMENT ("Agreement") is made as of the 17th day of July, 2003 by and among Antares Pharma, Inc., a Minnesota corporation (the "Company"), and the Investors set forth on Schedule I affixed hereto, as such Schedule may be amended from time to time in accordance with the terms of this Agreement (each an "Investor" and collectively the "Investors").

                                    Recitals

               A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended; and

               B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, such number of shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), as is set forth next to each such Investor's name on Schedule I affixed hereto; and

               C. The Company has agreed that, upon consummation of the purchase of the Common Stock, the Company will issue to each Investor, or its designee, warrants to purchase such number of shares of the Company's Common Stock as is set forth next to each such Investor's name on Schedule I affixed hereto, at an exercise price of $1.25 per share, in the form attached hereto as Exhibit A (the "Warrants"); and

               D. Contemporaneous with the sale of the Common Stock, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which, among other things, the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder, and applicable state securities laws.

               In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

               "Affiliate" means, with respect to any Person, any other Person which directly or indirectly Controls, is controlled by, or is under common control with, such Person.

               "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

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               "Common Stock" means the common stock, par value $0.01 per share, of the Company, and any securities into which the Common Stock may be reclassified.

               "Company's Knowledge" means the actual knowledge of the officers of the Company, after due inquiry.

               "Confidential Information" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

               "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing;
(iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, Confidential Information and know-how (including, but not limited to, ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including, but not limited to, data, data bases and documentation).

               "Material Adverse Effect" means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to issue and sell the securities contemplated hereby and to perform its obligations under the Transaction Documents.

               "Nasdaq" means The Nasdaq Small Cap Market(SM), its successors and assigns.

               "North Sound Entities" means each of (i) North Sound Legacy Fund LLC, (ii) North Sound Legacy Institutional Fund LLC and (iii) North Sound Legacy International Ltd. Each is individually referred to herein as a "North Sound Entity."

               "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

               "Scharfer" means Paul Scharfer.

               "SCO" means SCO Capital Partners LLC.


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               "SEC Filings" has the meaning set forth in Section 4.6.

               "Securities" means the Shares, the Warrants and the Warrant
Shares.

               "Shares" means the shares of Common Stock being purchased by the Investors hereunder.

               "Subsidiary" has the meaning set forth in Section 4.1.

               "Transaction Documents" means this Agreement, the Warrants, the Registration Rights Agreement and the Lock-Up Agreement.

               "Vertical Ventures" means Vertical Ventures Investments, LLC.

               "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

               "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        2. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), SDS, SCO, Paul Scharfer and Vertical Ventures (collectively, the "Investors") shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares in the respective amounts set forth opposite their names on Schedule I affixed hereto, in exchange for the cash consideration set forth opposite their respective names on Schedule I affixed hereto. Also at the Closing, the Company shall issue the Warrants to the Investors, or their respective designees, in such amounts as set forth opposite their respective names on Schedule I affixed hereto.

        3. Closing. Upon confirmation that the other conditions to Closing specified herein have been satisfied, each Investor shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor's pro rata portion of the purchase price as set forth on Schedule I affixed hereto (such date hereinafter referred to as the "Closing Date"). Upon confirmation of the receipt of each such wire transfer in the Company's account, the Company shall instruct its transfer agent to deliver to each Investor a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares purchased in the Closing, and Company shall also issue the Warrants to the Investors or their respective designees (the "Closing"). The purchase and sale of the Shares and the issuance of the Warrants in the Closing shall take place at the offices of Leonard, Street and Deinard Professional Association, 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota, or at such other location and on such other date as the Company and the Investors shall mutually agree.

        4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors on and as of the Closing Date, that, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"):

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               4.1.   Organization, Good Standing and Qualification. Each of the
Company and its Subsidiaries, a complete list of which is set forth in Schedule
4.1 hereto ("Subsidiaries"), is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or its leasing of property makes such qualification or licensing necessary, unless the failure to so qualify would not have a Material Adverse Effect.

               4.2. Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

               4.3.   Capitalization.

               (a) Schedule 4.3 sets forth (i) the authorized capital stock of the Company on the date hereof, (ii) the number of shares of capital stock issued and outstanding, (iii) the number of shares of capital stock issuable pursuant to the Company's stock plans, and (iv) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable law and any rights of third parties and are owned by the Company, beneficially and of record, and, except as described on Schedule 4.3, are subject to no lien, encumbrance or other adverse claim. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company. Except as described on Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act,

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whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

               (b) Schedule 4.3 sets forth a true and complete table setting forth the pro forma capitalization of the Company on a fully diluted basis giving effect to (i) the issuance of the Shares and the Warrants, (ii) any adjustments in other securities resulting from the issuance of the Shares or the Warrants, and (iii) the exercise or conversion of all outstanding securities. Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

               (c) The Company does not have outstanding shareholder purchase rights or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

               4.4. Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

               4.5. Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than those consents set forth on Schedule 4.5 and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. The Company has taken all action necessary to exempt
(i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject or any provision of the Company's Articles of Incorporation, by-laws or any shareholder rights agreement that is or could become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

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            4.6.   Delivery of SEC Filings; Business. The Company has provided the Investors with copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "10-K"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

            4.7. Use of Proceeds. The proceeds of the sale of the Shares hereunder shall be used by the Company for sales, research and development and general corporate purposes consistent with its business as of the Closing Date.

            4.8. No Material Adverse Change. Except as (a) identified and described in the SEC Filings or as described on Schedule 4.8(a), since December 31, 2002, there has not been, and (b) disclosed on Schedule 4.8(b), since June 30, 2003, there has not been:

                   (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the SEC Filings, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

                   (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                   (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

                   (iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

                   (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company and its Subsidiaries taken as a whole;

                   (vi) any change or amendment to the Company's Articles of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

                   (vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

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                   (viii)  any transaction entered into by the Company or a
Subsidiary other than in the ordinary course of business;

                   (ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

                   (x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

                   (xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

            4.9.   SEC Filings.

            (a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            (b) Each registration statement and any amendment thereto filed by the Company since January 1, 2001 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            4.10. No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Articles of Incorporation or the Company's Bylaws, both as in effect on the date hereof (true and accurate copies of which have been provided to the Investors before the date hereof), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) except as set forth on Schedule 4.10, any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

            4.11. Tax Matters. Each of the Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes

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for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on
Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity. Neither the Company nor any Subsidiary is presently undergoing any audit by a taxing authority, or has waived or extended any statute of limitations at the request of any taking authority.

            4.12. Title to Properties. Except as disclosed in the SEC Filings or as set forth on Schedule 4.12, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

            4.13. Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

            4.14. No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company's Knowledge, is imminent.

            4.15.  Intellectual Property.

            (a) All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. Except as listed on Schedule 4.15(a), no Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. Except as listed on Schedule 4.15(a), no patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

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            (b)    All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

            (c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries as currently conducted or as currently proposed to be conducted.

            (d) The conduct of the Company's and its Subsidiaries' businesses as currently conducted and as currently proposed to be conducted does not and will not infringe any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party. To the Company's Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. Except as set forth on Schedule 4.15(d), there is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same.

            (e) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

            (f) To the Company's knowledge, all software owned by the Company or any of its Subsidiaries, and, to the Company's Knowledge, all software licensed from third parties by

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the Company or any of its Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

            (g) The Company and its Subsidiaries have taken reasonable steps to protect the Company's and its Subsidiaries' rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company's standard forms therefor. To the Company's knowledge, there has been no material disclosure of any of the Company's or its Subsidiaries' Confidential Information to any third party without the Company's consent.

            4.16. Environmental Matters. To the Company's knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

            4.17. Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated.

            4.18. Financial Statements. The financial statements included in each SEC Filing fairly present the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

            4.19. Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage listed on Schedule 4.18 and the Company reasonably believes such insurance coverage is adequate.

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             4.20.  Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.20.

             4.21. No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any "general solicitation" or "general advertising" (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

             4.22. No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

             4.23. Private Placement. Subject to the accuracy of the representations and warranties of the Investors contained in Section 5 hereof, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

             4.24. Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

             4.25. Transactions with Affiliates. Except as disclosed in SEC Filings made on or prior to the date hereof, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or a Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act, without regard to the dollar thresholds contained in such Item.

             4.26. Disclosures. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

       5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

             5.1. Authorization. The execution, delivery and performance by the Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

             5.2. Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

             5.3. Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

             5.4. Disclosure of Information. The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement.

             5.5. Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

             5.6.   Legends.

             (a) It is understood that, except as provided below, ertificates evidencing such Securities may bear the following or any similar legend:

             "The securities represented hereby may not be transferred unless
             (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, or (ii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws."

             (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

             (c) From and after the registration for resale pursuant to the Registration Rights Agreement, the Company shall, upon an Investor's written request, promptly cause certificates evidencing the Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided that such Warrant Shares are registered for resale pursuant to the Registration Rights Agreement. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Company's transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for a penalty equal to 1.5% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each 10-day period (or portion thereof) beyond such three (3) Business Day that the unlegended certificates have not been so delivered.

             5.7. Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

             5.8. Qualified Institutional Buyer. Each North Sound Entity represents and warrants that it is a qualified institutional buyer, as that term is defined in Rule 144A of the 1933 Act. The Company acknowledges that the representation contained in this section 5.8 is made solely by each North Sound Entity and not by any other Investor.

             5.9. No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any "general advertising" or "general solicitation."

             5.10. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investors.

       6.    Conditions to Closing.

             6.1. Conditions to the Investors' Obligations. The obligation of the Investors to purchase the Securities at the Closing is subject to the fulfillment to the Investors' satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by a particular Investor solely with respect to such Investor's obligations hereunder:

             (a)    The representations and warranties made by the Company in
Section 4 hereof shall be true and correct at all times prior to and on the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

             (b) The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities all of which shall be in full force and effect.

             (c) The Company shall have executed and delivered the Registration Rights Agreement.

             (d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization, including without limitation, Nasdaq, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

             (e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (d) of this Section 6.1.

             (f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and by-laws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

             (g) The Investors shall have received an opinion from Leonard, Street and Deinard, the Company's counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

             (h) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

             6.2. Conditions to Obligations of the Company. The Company's obligation to sell and issue the Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

             (a)    The representations and warranties made by the Investors in
Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

             (b) The Investors shall have executed and delivered the Registration Rights Agreement.

             (c) Each of the Investors shall have executed and delivered a Lock-up Agreement under which each Investor agrees not to sell or transfer the Shares or the Warrant Shares prior to January 1, 2004, notwithstanding the existence of any effective registration statement therefor.

             (d) The Investors shall have delivered their pro rata portion of the Purchase Price to the Company.

             (e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization, including without limitation, Nasdaq, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

       7.    Covenants and Agreements of the Company.

             7.1. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

             7.2. Reports. The Company will furnish to such Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by such Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

             7.3. No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Investors under the Transaction Documents.

             7.4. Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.

             7.5. Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance would not have a Material Adverse Effect.

             7.6. Listing of Underlying Shares and Related Matters. The Company will use commercially reasonable efforts to cause its Common Stock to be listed and trading on the Nasdaq and, once so listed and trading, will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable. If, as and when the Company's Common Stock or other securities are quoted on Nasdaq or traded on any other principal stock exchange or market, the Company shall include in such application the Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed.

              7.7.  Termination of Certain Covenants. The provisions of Sections
7.2 through 7.5 shall terminate and be of no further force and effect upon the date on which the Company's obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

         8.   Survival and Indemnification.

              8.1. Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of three (3) years from the date of this Agreement; provided, however, that the provisions contained in
Section 7 hereof shall survive in accordance therewith.

              8.2. Indemnification. The Company agrees to indemnify and hold harmless, on an after-tax and after insurance recovery basis, each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

              8.3. Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

         9.   Miscellaneous.

              9.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company and the other Investors, provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              9.2. Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

              9.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              9.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                    If to the Company:

                            Antares Pharma, Inc.
                            707 Eagleview Boulevard, Suite 414
                            Exton, Pennsylvania 19314
                            Attention: Roger G. Harrison
                            Fax: 610-458-0756

                    With a copy to:

                            Leonard, Street and Deinard Professional Association 150 South Fifth Street, Suite 2300
                            Minneapolis, Minnesota 55402
                            Attention: Morris M. Sherman, Esq.
                            Fax: 612-335-1657

                    If to the Investors:

                            to the addresses set forth on Schedule I hereto.

                    With a copy to:

                            Lowenstein Sandler PC
                            1330 Avenue of the Americas, 21/st/ Floor
                            New York, New York  10019
                            Attn: Steven E. Siesser, Esq.
                            Fax: 212.262.7402

              9.5. Expenses. The Company shall pay the reasonable fees and expenses of counsel to the Investors. Such expenses shall be paid not later than the Closing. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of reasonable attorneys' fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

              9.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors; provided, however, that any provision hereof which relates to a specific Investor may only be amended or waived by that particular Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

              9.7. Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or SCO, as representative of the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or SCO, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

              9.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

              9.9. Entire Agreement. This Agreement, including the Schedules, Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

              9.10. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

              9.11. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

              IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

                                 ANTARES PHARMA, INC.

                                 By:    /s/ Lawrence M. Christian
                                    ---------------------------------
                                 Name:  Lawrence M. Christian
                                 Title: Chief Financial Officer,
                                        Vice President - Finance

                                 SCO CAPITAL PARTNERS LLC

                                 By:    /s/ Jeffrey B. Davis
                                    ---------------------------------
                                 Name:  Jeffrey B. Davis
                                 Title: President

                                 NORTH SOUND LEGACY FUND LLC
                                 NORTH SOUND LEGACY INSTITUTIONAL FUND LLC
                                 NORTH SOUND LEGACY INTERNATIONAL FUND LTD.

                                 Each By:    /s/ Thomas McAulley
                                         ---------------------------------
                                 Name:  Thomas McAulley
                                 Title: Managing Member

                                 VERTICAL VENTURES INVESTMENTS, LLC

                                 By:    /s/ Joshua Silverman
                                    ---------------------------------
                                 Name:  Joshua Silverman
                                 Title: Manager

                                        /s/ Paul Scharfer
                                 ------------------------------------
                                 Paul Scharfer

                                   SCHEDULE I

                                    Investors

-------------------------------------------------------------------------------------
         Name and Address             Number of Shares     Number of     Aggregate
            of Investor               of Common Stock      Warrants    Purchase Price
-------------------------------------------------------------------------------------
SCO Capital Partners LLC                   500,000          375,000        $500,000
1285 Avenue of the Americas
35th Floor
New York, NY  10019
Fax: 212-554-4058
Phone: 212-554-4158
Attn: Mr. Jeffrey B. Davis

-------------------------------------------------------------------------------------

North Sound Legacy Fund LLC                 45,000           33,750        $ 45,000
53 Forest Avenue, 2nd Floor
Old Greenwich, CT 06870
Attn: Mr. Steven Derby
Fax: 203-967-5851

-------------------------------------------------------------------------------------

North Sound Legacy Institutional
Fund LLC                                   455,000          341,250        $455,000
53 Forest Avenue, 2nd Floor
Old Greenwich, CT 06870
Attn: Mr. Steven Derby
Fax: 203-967-5851

-------------------------------------------------------------------------------------

North Sound Legacy International
Fund LTD.                                  500,000          375,000        $500,000
53 Forest Avenue, 2nd Floor
Old Greenwich, CT 06870
Attn: Mr. Steven Derby
Fax: 203-967-5851

-------------------------------------------------------------------------------------

Paul Scharfer                              300,000          225,000        $300,000
c/o SCO Capital Partners LLC
1285 Avenue of the Americas
35th Floor
New York, NY  10019
Fax: 212-554-4058
Phone: 212-554-4158

-------------------------------------------------------------------------------------

Vertical Ventures Investments, LLC         200,000          150,000        $200,000
641 Lexington Avenue
26th Floor
New York, NY  10022
Fax: 212-307-3452
Phone: 212-974-3070
Attn: Joshua Silverman

-------------------------------------------------------------------------------------